Exhibit 99.2

Form of Commercial Lease

This lease (“Lease”) is made as of January 8, 2018 (the “Execution Date”) by and between Lincoln Thomas Development, LLC, a Rhode Island limited liability company, having a notice address of, PO Box 40266, Providence, RI 02940 (“Landlord”) and Grow Generation Corporation, a Denver corporation, having a notice address of 380 Jefferson Blvd, Unit D, Warwick, RI 02886 (“Tenant”). Whereas, upon the signing of this Lease by Landlord and Tenant, and effective upon the Commencement Date of this Lease, the “Former Lease” entered into by Landlord and Tenant on April 28, 2014 and Lease Amendment Extension entered into on February 28, 2017 for the Premises of 380 Jefferson Blvd, Unit D, Warwick, RI 02886 shall be terminated and be of no further force and effect; except, the terms and conditions of the “Former Lease” that survive the termination of the “Former Lease”.

Section 1. Basic Lease Terms. As used in this Lease, the following terms shall have the following meanings:

1. Premises:	9,000 rentable square feet of space located in the Building (as defined below). The Premises is depicted on Exhibit “1” attached hereto.

2. Building:	The building located at the Property (as defined below). 380 Jefferson Blvd, Warwick, RI, Unit D

3. Property:	The Building and the parcel of real property on which it is located. The Property is located at, Warwick, Rhode Island.

4. Tenant’s Proportionate Share:	11.98%, which is the percentage obtained by dividing the rentable square 9,000 footage of the Premises by the rentable square footage of the Building of 74,403.

5. Lease Year:	Every successive period of twelve (12) full calendar months, beginning on the Term Commencement Date. If the Term Commencement Date is not the first day of a month, then the first Lease Year shall be twelve (12) full calendar months, plus the number of days remaining in the month in which the Term Commencement Date occurs.

6. Term:	The “Term” shall consist of an “Initial Term” beginning on January 24, 2018 and expiring at the end of the day on January 23, 2023 Tenant shall provide Landlord written notice of its intention to renew or terminate tenancy no later than two hundred seventy (270) days prior to the expiration of the Term of the Lease.

7. Term Commencement Date:	January 24, 2018. In the event that the Execution Date is after January 24, 2018 the rentals due hereunder shall be retroactive to the Term Commencement Date and consequently Tenant shall reimburse Landlord, within thirty days after the Execution Date, for any difference between (a) the rentals that Tenant had paid between January 24, 2018 and the Execution Date, and (b) the rentals due for such period pursuant to the terms of this Lease.

8. Permitted Use:	As a Supply and Distribution Center in compliance with the terms of this Lease and all applicable federal, state, and local legal requirements, including the State of Rhode Island, and for no other purpose.

9. Base Rent Premises:	Rent shall commence on January 24, 2018 and shall continue for the remainder of the initial term as follows:

Lease Year 1: $55,080.00, per annum, payable in equal monthly installments of $4,590.00, and being $6.12 per rentable square foot.

Lease Year 2: $55,080.00, per annum, payable in equal monthly installments of $4,590.00, and being $6.12 per rentable square foot.

Lease Year 3: $57,150.00, per annum, payable in equal monthly installments of $4,762.50, and being $6.35 per rentable square foot.

Lease Year 4: $60,750.00, per annum, payable in equal monthly installments of $5,062.50, and being $6.75 per rentable square foot.

Lease Year 5: $65,250.00, per annum, payable in equal monthly installments of $5,437.50, and being $7.25 per rentable square foot.

10. Security Deposit:	$4,590.00

11. Parking:	Unreserved

12. Renewal Option:	Tenant shall be granted one (1), Five (5) year option to renew their Lease with Two Hundred Seventy days (270) prior written notice to Landlord. Rent will increase $.25 Per Square foot per year during the option periods.

Section 2. Grant of Lease; Condition of Premises.

Section 2.1 Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord the Premises for the Term, together with the right, in common with others entitled thereto from time to time, to use any common hallways, entranceways, restrooms and other facilities appurtenant to the intended to be available for use by the tenants of the Building, and all driveways and walkways necessary for access to the Premises. Tenant may use up to Tenant’s Proportionate Share of the parking spaces available in the parking area serving the Building. Such parking shall be on a non-exclusive, first-come, first-served basis; provided, however, that Landlord reserves the right to designate exclusive parking areas for certain tenants from time to time. On the Term Commencement Date, Landlord shall deliver the Premises to Tenant, free and clear of any other tenants or occupants, with all Building HVAC, mechanical, electrical, and life safety systems serving the Premises operable but otherwise with the Premises, Building, and Property in their “AS-IS”, “Where-Is” condition.

Section 2.2 Intentionally Omitted

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Section 3. Permitted Use. Tenant shall continuously during the Term hereof occupy and use the Premises only for the Permitted Use and for no other purpose. Tenant shall not use, or suffer or permit the use of the Premises, the Building, or the Property or any part thereof (i) in a way which would violate any of the provisions of this Lease, (ii) for any unlawful purposes or in any unlawful manner, or (iii) in a way which, in the reasonable judgment of Landlord, shall in any way (a) impair the appearance, reputation, or value of the Building or (b) impair or interfere with any Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or (c) occasion discomfort, inconvenience or annoyance to any of the other tenants of the Building.

Section 4. Rent. Tenant shall pay, during the entire Term hereof, rental equal to (a) the Rent set forth in Section 1 hereof, and (b) all other charges as required under the terms and provisions of this Lease (the “Additional Rent”, and, together with the Base Rent, referred to collectively as the “Rent”), payable by equal monthly payments, as stated in Section 1, in advance on the first (1st) day of each month. The Base Rent and the Additional Rent shall commence on the Term Commencement Date. If, by reason of any provisions of this Lease, the Rent reserved hereunder shall commence or terminate on any day other than the first (1st) day of a calendar month, the Rent for such calendar month shall be prorated on a daily basis using a 30 day calendar month. The Rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord’s agent or nominee, at the office of Landlord or such place as Landlord may designate, without any setoff or deduction whatsoever. Rent and any other sums due hereunder not paid within ten (10) days of the date due, no notice of non-payment being required, then Tenant shall pay to Lessor a late payment fee of five percent (5%) of the Rent then required to be paid. Tenant shall be required to pay a late payment fee only once for each delinquent installment. Landlord and Tenant acknowledge and agree that throughout the Term of this Lease, this Lease shall be deemed and construed to be a so-called “Gross” lease and Tenant shall pay to Landlord the Rent herein set forth, without abatement, deduction, counterclaim, defense or setoff, and, except as may be expressly stated otherwise in this Lease. Without limitation, Tenant shall not be relieved from its obligations to pay the Rent or any other charges and amounts payable by Tenant (in full) under any circumstances or for any reason whatsoever, except as may be specifically provided otherwise in the lease.

Section 5. Utilities and Services. Landlord shall supply reasonable amounts of electricity, gas, water, sewer, trash, and other utilities serving the Premises, and Tenant shall pay for all such utility services as Additional Rent. Landlord may measure and charge such utilities to Tenant by any reasonable method, including without limitation by submeter, by allocating a per square foot cost for such utilities, or by other means not uncommon to the real estate industry. Landlord may also establish any reasonable manner and method of payment of such utilities, including, without limitation, payment of a certain sum on a monthly basis, subject to reconciliation at the end of the applicable measuring year, or providing monthly invoices to Tenant, or having Tenant pay certain utilities directly to the utility provider, or any other method not uncommon to the real estate industry. Tenant, at Tenant’s expense, shall purchase and install all light bulbs, lamps, light fixtures, and all replacement light bulbs, lamps, and light fixtures used in the Premises. Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense, so long as Landlord is not at fault, which Tenant may sustain or incur: (i) if the quantity, character, or supply of utilities is changed or is no longer available or suitable for Tenant’s requirements, or (ii) due to interruption of utilities. Tenant agrees that it will not make any material alteration or addition to the electrical equipment, utility lines and components, appliances or fixtures in the Premises without the prior written consent of Landlord, which may not be reasonably withheld. Tenant shall be responsible at its sole cost and expense for the payment of all telecommunication services provided to the Premises (including the installation of the components, equipment, and facilities providing such services). Landlord shall supply only standard telecommunications services to the Premises. Landlord reserves the right to interrupt, curtail, stop or suspend the furnishing of the services described herein, when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which are, in the reasonable judgment of Landlord, desirable or necessary to be made, or by reason of difficulty or inability in securing supplies or labor, or by reason of strikes, or by reason of any other cause beyond the reasonable control of Landlord. There shall be no diminution or abatement of Rent or other compensation due from Tenant to Landlord hereunder, and the Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension. Except for those utility costs and other services to be paid by Tenant directly to Landlord or to the applicable utility provider according to the terms of this Lease, all utility costs (including without limitation the costs to obtain, maintain, repair and replace such utilities, as well as the cost to the applicable utility provider of the utility being provided) shall be included in Operating Costs (defined below).

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Section 6. Operating Costs and Taxes.

Section 6.1 Definitions. As used in this Lease, the words and terms which follow mean and include the following:

(i) “Operating Year” shall mean a calendar year in which occurs any part of the Term of this Lease.

(ii) “Tax Period” shall mean a fiscal year in which occurs any part of the Term of this Lease.

(iii) “Taxes” shall mean the aggregate amount of real estate taxes and assessments (special or otherwise) imposed upon the Property and any and all other taxes, levies, betterments, assessments (special or otherwise) and charges (including without limitation charges, rents, and/or assessments for water and sewer) arising from the ownership and/or operation of the Property which are or shall be imposed by national, state, municipal or other authorities. If, due to a future change in the method of taxation of real estate, any other tax or assessments (including, without being limited to, any occupancy, gross receipts, rental, franchise, income or profit tax in substitution for or in addition to any tax which would otherwise constitute a real estate tax) shall be levied against Landlord, such other tax or assessment shall be deemed part of the “Taxes” for the purposes hereof. Inheritance taxes paid by Landlord and taxes levied upon the net income of the Landlord shall not be deemed a part of Taxes. Taxes shall include an equitably prorated portion of any installment that falls partly within the Term and partly outside of it (i.e., any such installments at the beginning or end of the Term). In the event Landlord shall elect to contest any proposed increase in taxes assessed against the Property, any expense incurred in such contest, including reasonable attorneys’ fees, or appraisers’ fees shall be included in the definition of “Taxes”.

(iv) “Operating Costs” shall mean all costs reasonably incurred and expenditures of whatever nature made by Landlord for snow plowing, removal, snow salting, and snow sanding of the Building and the Property. Operating Costs shall not include the cost of any utilities (including trash) that are charged directly to Tenant pursuant to a separate Section of this Lease.

Section 6.2 Tax Payment. Commencing with the year following the base year, Tenant shall pay, as Additional Rent, an amount per annum equal to Tenant’s Proportionate Share of Taxes for the applicable Tax Period (the “Tax Payment”) in excess of the base year Taxes. Commencing with the year following the base year, if Taxes decrease from the base year Tenant shall receive a credit, as Credited Rent, an amount per annum equal to Tenant’s Proportionate Share of Taxes for the applicable Tax Year (the “Tax Payment”) that is less than the base year Taxes. The Tax Payment shall be due when billed by Landlord. The base year is defined as calendar year 2018.

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Section 6.3 Operating Costs Payment. Tenant shall pay, as Additional Rent, an amount per annum equal to Tenant’s Proportionate Share of Operating Expenses for the applicable Operating Year (the “Operating Expense Payment”). The Operating Expense Payment shall be due when billed by Landlord.

Section 6.4 Payment. Intentionally Omitted.

Section 7. Repairs; Changes or Alterations by Landlord. Except as otherwise provided in this Lease, Landlord shall keep and maintain (and replace as necessary) the roof, exterior walls (excluding interior surfaces), structural floor slabs, structural columns, any common corridors, any common doors, any common windows, any common lavatories, common equipment (including, without limitation, sanitary, electrical, heating, life safety, plumbing, HVAC, and other systems servicing the common area) and other common facilities of the Building and exterior common areas of the Property in operable condition and repair. The cost of such repairs shall be paid by Landlord in the first instance. However, such expenses shall be included in the definition of “Operating Costs”, as that term is defined in Section 6, and Landlord shall be reimbursed for such costs in accordance with the applicable provisions of Section 6 of this Lease. Landlord reserves the right, exercisable at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Property or the Building (including the Premises, but not without Tenant’s prior consent, which shall not be unreasonably withheld, except in an emergency) and the fixtures and equipment thereof, as well as in or to the entrances, halls, passageways, elevators, and stairways thereof, as it may deem necessary or desirable.

Section 8. Fixtures, Equipment and Improvements - Removal by Tenant. All alterations, additions, or improvements made in or upon the Premises, including without limitation all wiring and cabling, shall, at Landlord’s option, either be removed by Tenant prior to the end of the Term (and Tenant shall repair all damage caused thereby), or shall remain on the Premises at the end of the Term without compensation to Tenant. Upon Tenant’s written request, Landlord will inform Tenant in writing which option Landlord elects, at the time that plans for particular alterations, additions, or improvements are approved by Landlord; provided, however, that in all events any alterations, additions or improvements that are unique to Tenant’s use of the Premises and are not reasonably likely to be used by future tenants of the Premises, shall be removed at the end of the Term by Tenant (unless Landlord elects otherwise at the end of the Term). Tenant shall remove all trade fixtures, furniture, equipment, and personal property placed in the Premises by Tenant. The cost of repairing any damage to the Premises or the Building arising from such removal shall be promptly paid by Tenant. Any wiring or cabling that Landlord has elected, in accordance with this Section to have remain in the Premises after the end of Term shall be disconnected at the office or cube only, so that Landlord may reuse such wiring or cable for a future tenant. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of (at Tenant’s sole cost and expense) by Landlord without notice to Tenant and without any obligation to account for such items; provided, however, that this sentence does not give Tenant the option to leave behind any items which it is responsible to remove. This Section 8 shall survive the expiration or sooner termination of this Lease.

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Section 9. Alterations by Tenant. Tenant shall make no alterations, decorations, installations, removals, additions or improvements in or to the Premises (collectively, “Alterations”) without Landlord’s prior written consent, which shall not be reasonably withheld by Landlord, and then only in accordance with the terms and provisions of this Lease, and such other conditions as Landlord may impose. Whenever Tenant shall make any Alterations, all contractors to be used by Tenant shall be licensed by the State of Rhode Island and insured, and must be approved in writing in advance by Landlord, and Tenant will strictly observe the following covenants and agreements: (a) any mechanics’ lien, materialman’s lien, or other lien filed against the Premises or the Building or Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be completely discharged by Tenant within twenty (20) days thereafter at Tenant’s sole cost and expense (but in any event prior to the foreclosure thereof); (b) all Alterations done by Tenant or on behalf of Tenant shall be at its own expense and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) those Rules and Regulations set forth in Exhibit “2” hereto, and such other reasonable rules or regulations as may be established by Landlord from time to time; and (iv) plans and specifications prepared by and at the expense of Tenant theretofore submitted to and approved by Landlord; (c) Tenant shall procure all necessary permits before undertaking any work in the Premises, do all of such work in a first class and workmanlike manner, employing only new materials of good quality and complying with all governmental requirements, and defend, save harmless, exonerate and indemnify Landlord from all injury, loss or damage of any kind to any person or property occasioned by or growing out of such work; and (d) without limiting the generality of any other provision of this Lease, Tenant shall be responsible to the extent that any violation of the Americans with Disabilities Act (“ADA”) or any other similar code, or need for upgrade to meet ADA or any other similar code, is caused by the actions of Tenant (for example, but without limitation, due to the nature of a Tenant improvement, or due to a particular disability of a Tenant employee). All contractors and subcontractors working on Alterations shall carry such insurance as Landlord may require.

Section 10. Repairs by Tenant. Tenant shall keep the Premises neat and clean and in such repair, order and condition as the same are in on the Term Commencement Date or may be put in during the Term hereof, reasonable use and wear thereof excepted. Tenant shall be responsible for cleaning the Premises and removal of all trash and rubbish. Nothing in the foregoing shall be construed as making Tenant responsible for replacements of capital equipment such as HVAC units (unless such capital equipment was installed by or for Tenant and serves only Tenant, such as any supplemental HVAC units that Tenant might install). Except, Tenant is responsible for semi-annual maintenance service of HVAC units minimum two (2) time a year.

Section 11. Insurance, Indemnification, Tenant’s Property.

Section 11.1 Insurance.

(a) Tenant shall, at its sole cost and expense, during the entire Term hereof; keep in full force and effect: (i) a policy of comprehensive general liability insurance with respect to the Premises, the Building, and the common areas of the Property and the business operated by Tenant at the Premises, the Building, and the Property (including its use of the common areas), in which the limits of liability shall be not less than Two Million ($2,000,000.00) Dollars each occurrence with a general aggregate limit of Three Million ($3,000,000.00) Dollars and which policy shall include (a) coverage for bodily injury and death, property damage and product liability coverage, and (b) contractual liability coverage insuring the obligations and covenants of Tenant under this Lease; (ii) workers’ compensation coverage, (iii) business interruption insurance, and (iv) plate glass insurance.

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(b) During any period of time that construction activities are occurring on the Premises or the Building, Tenant shall cause its policy of commercial general liability insurance to be endorsed, as necessary, to provide for the coverages required hereunder to remain in full force and effect during the course of such construction (including coverage for contractual liability, and all other claims and losses resulting from such construction activities, whether related directly or indirectly). In addition, Tenant shall require any contractor or subcontractor of Tenant performing work, installations, repairs, maintenance or replacements on the Premises (including, but not limited to, Tenant’s Responsibilities) to take out and keep in force, at no expense to Landlord, (a) comprehensive general liability insurance, including contractor’s liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor’s protective liability coverage, to afford protection to the limit, for each occurrence, of not less than One Million Dollars ($1,000,000.00); (b) worker’s compensation coverage, and (c) business automobile liability insurance, including “non-owned and hired” automobiles, with a combined single limit of at least Two Million Dollars ($2,000,000.00). Landlord shall be named as an additional insured on each such policy of insurance. Tenant shall provide Landlord with certificates of such insurance to evidence that such insurance is in full force and effect prior to any such work commencing. Such insurance shall provide that the same may not be cancelled without thirty (30) days prior written notice to Landlord.

(c) Tenant agrees to carry, at its expense, insurance against fire, vandalism, windstorm, explosion, smoke damage, malicious mischief, and such other perils as are from time to time included in a standard extended coverage endorsement, insuring Tenant’s alterations, improvements, merchandise, trade fixtures, furnishings, equipment and all other items of personal property of Tenant located on or within the Premises or the Building, in an amount equal to the actual replacement cost thereof, and to furnish Landlord with a certificate evidencing such coverage. During the period of construction of the Tenant improvements, Tenant shall carry Builder’s Risk insurance for the full replacement cost value of the Tenant improvements, and shall furnish Landlord with a certificate evidencing such coverage.

(d) The company or companies writing any insurance which Tenant is required to take out and maintain or cause to be taken out or maintained pursuant to this Lease, as well as the form of such insurance, shall at all times be subject to Landlord’s reasonable approval and any such company or companies shall be licensed to do business in the State of Rhode Island and carry a Best’s Insurance Guide financial rating of at least A. Each policy evidencing such insurance shall name Landlord, its Mortgagee, and/or their respective designees as additional insured(s) and shall also contain a provision by which the insurer agrees that this policy shall not be canceled except after thirty (30) days written notice to Landlord, its Mortgagee, and/or their respective designees.

(e) A copy of each paid policy evidencing such insurance or a certificate of insurance certifying to the issuance of such policy shall be delivered to Landlord at least ten (10) days prior to the Term Commencement Date; and upon renewals not less than thirty (30) days prior to the expiration of such coverage.

If Tenant shall fail to perform any of its obligations under this Article 15, Landlord may perform the same and the cost of same shall be deemed Additional Rent and shall be payable by Tenant upon Landlord’s demand.

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Section 11.2 Waiver of Subrogation. Tenant waives any claim it might have against Landlord for any injury to or death of any person or persons or damage to or theft, destruction, loss, or loss of use of any property (a “Loss”), to the extent the same is insured against (or was required to be insured against by the terms of this Lease) under any insurance policy carried by Tenant, unless the negligence of Landlord caused such loss.

Section 11.3 Indemnification. (a) Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all third party claims or demands (including reasonable attorneys’ fees in connection therewith) for any Loss (defined in Section 11.2 above) arising from events occurring in the Premises, or, if arising from events occurring outside of the Premises then caused by the negligence or willful misconduct of Tenant or Tenant’s agents, contractors, subcontractors, employees, licensees, or invitees, all except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s agents, contractors, subcontractors, employees, licensees, or invitees. If Landlord shall have to sue Tenant to enforce this indemnity and if Landlord prevails in such suit, then Tenant shall reimburse Landlord for its reasonable attorneys’ fees in bringing such action. This indemnity provision shall survive termination or expiration of this Lease. (b) Landlord shall defend, indemnify, and hold harmless Tenant and its representatives and agents from and against all third party claims or demands (including reasonable attorneys’ fees in connection therewith) for any Loss (defined in Section 11.2 above) arising from events occurring in the Premises, or, if arising from events occurring outside of the Premises then caused by the negligence or willful misconduct of Landlord or Tenant’s agents, contractors, subcontractors, employees, licensees, or invitees, all except to the extent caused by the gross negligence or willful misconduct of Tenants or Tenant’s agents, contractors, subcontractors, employees, licensees, or invitees. If Tenant shall have to sue Landlord to enforce this indemnity and if Tenant prevails in such suit, then Landlord shall reimburse Tenant for its reasonable attorneys’ fees in bringing such action. This indemnity provision shall survive termination or expiration of this Lease.

Section 11.4 Property of Tenant; Bursting of Pipes, Etc. In addition to and not in limitation of the foregoing, Tenant covenants and agrees that it keeps all of its property at the Premises at its sole risk, and Landlord shall not be responsible for any loss of, or damage to, such personal property. In addition, Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain, snow or leaks from any part of the Building or Property or from the pipes, appliances or plumbing works, or from the roof, street or sub-surface or from any other place, or caused by dampness or by any other cause of whatever nature, unless caused by or due to the gross negligence of Landlord, its agents, servants or employees.

Section 12. Assignment and Subletting. Tenant covenants and agrees that neither this Lease nor the Term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or permitted to be used or occupied, by anyone other than Tenant, or be sublet, or offered or advertised for subletting, nor shall a majority of the ownership interests in Tenant, or the control of Tenant, be transferred in any manner, directly or indirectly (each of the foregoing hereinafter referred to as a “Transfer”), without the prior written consent of Landlord in every case (in Landlord’s sole discretion). Notwithstanding the forgoing, as to any assignment or subletting of the Premises, Landlord’s consent shall not be unreasonably withheld, conditioned, or delayed. Landlord and Tenant hereby agree that the following are reasonable conditions to the validity of any assignment or subletting that may be consented to by Landlord: (i) the terms of any sublease or assignment shall not be more favorable than the terms hereof, (ii) any and all monies or other consideration paid, payable or otherwise delivered in connection with such assignment or subletting shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and, to the extent such monies and other consideration exceed the monthly payment of the Base Rent payable from time to time hereunder (in the case of an assignment or subletting of less than the entire Premises, such determination shall be made on the basis of Base Rent per rentable square foot), the Base Rent payable hereunder shall be deemed increased for the Premises or the portion subject to the assignment or sublease to equal the rate provided for with respect to the assignment or sublease, for the duration thereof, (iii) the assignee or subtenant and Tenant shall promptly execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee or subtenant shall agree to be personally bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed, (iv) no such assignment or subletting shall relieve Tenant of any of its obligations hereunder, and Tenant shall remain fully and primarily liable therefor, and (v) any and all defaults, monetary or otherwise, of Tenant shall have been fully and completely cured to the satisfaction of the Landlord. Any such assignment or sublease attempted prior to full compliance with all of the requirements of this paragraph shall be null and void.

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Section 13. Miscellaneous Tenant Covenants.

Section 13.1 Access to Premises. Tenant shall: (i) permit Landlord to erect, use and maintain pipes, wires, ducts and conduits in and through the Premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof; (ii) permit Landlord and any mortgagee of the Building or the Building and land or of the interest of Landlord therein, and their representatives, to have free and unrestricted access to and to enter upon the Premises at all reasonable hours for the purposes of inspection or making repairs (or at any time in the event of an emergency, as reasonably determined by Landlord), or complying with all laws, orders and requirements of governmental or other authorities, or exercising any right reserved to Landlord by this Lease; and (iii) permit Landlord, at reasonable times, to show the Premises during ordinary business hours to any mortgagee, prospective purchaser, prospective mortgagee, or prospective assignee of any mortgage of the Building or of the Building and the land or of the interest of Landlord therein, and during the One-hundred and eighty (180) day period preceding the expiration of this Lease (or any other date whereby Tenant may have the right to earlier terminate this Lease in accordance with the provisions hereof), to any person contemplating the leasing of the Premises or any part thereof. If Tenant shall not be personally present to open and permit entry into the Premises at any time when for any reason entry therein shall be necessary or permissible, Landlord or Landlord’s agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefore (if during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s property) and without in any manner affecting the obligations and covenants of this Lease. Tenant shall at all times provide Landlord with a copy of all keys, and pass cards to the Premises. Prior to entering the Premises, Landlord shall provide Tenant with at least 24 hours advance notice (email or telephonic notice, including a message left on a message system of a Tenant indicated employee (if indicated employee is provided by Tenant), or with an answering service of, shall be sufficient for the purposes of this sentence), except in the event of an emergency, as reasonably determined by Landlord, whereupon no such advance notice shall be required.

Section 13.2 Accidents-Sanitary and Other Systems. Tenant shall give to Landlord notice promptly after Tenant becomes aware of any fire or accident in the Premises or in the Building or the exterior common areas of the Property and of any damage to, or defective condition in, any part or appurtenance of the Building or the exterior common areas of the Property, and the damage or defective condition shall, subject to any other portion of this Lease that may supersede this Section, be remedied by Landlord with reasonable diligence; but if such damage or defective condition was caused by any act, omission, or negligence of Tenant or by the employees, licensees, contractors or invitees of Tenant, the cost to remedy the same shall be paid by Tenant. Tenant shall not be entitled to claim any eviction from the Premises or any damages arising from any such damage or defect unless the same (i) shall have been occasioned by the negligence of the Landlord, its agents, servants or employees and (ii) shall not, after notice to Landlord of the condition claimed to constitute negligence, have been cured or corrected within a reasonable time after such notice has been received by Landlord.

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Section 13.3 Signs on Building or in Windows. Tenant shall not erect or maintain any exterior sign or logo anywhere upon the Building nor shall any sign or logo be put in any window without the Landlord’s prior written approval, which Landlord may withhold in its sole discretion.

Section 13.4 Prohibited Materials and Property. Tenant shall not bring or permit to be brought or kept in or on the Premises or elsewhere in the Building or the Property (i) any flammable, combustible or explosive fluid, material, chemical or substance; (ii) any toxic, corrosive or dangerous fluid, material, chemical or substance, or (iii) any material, substance, or chemical deemed hazardous, dangerous, or toxic by any federal, state, local law, rule, code, regulation, or guidelines. Notwithstanding the foregoing, Tenant may use and store small quantities of customary office cleaning supplies at the Premises, provided that the same are used, stored, and disposed of in accordance with all applicable laws, rules, codes, and regulations.

Section 13.5 Requirements of Law - Fines and Penalties. Tenant at its sole expense shall comply with all laws, rules, orders and regulations, including, without limitation, all energy-related requirements, of federal, state and municipal authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to or arising, whether directly or indirectly, out of Tenant’s use or occupancy of, or improvements to, the Premises, and shall pay all fines or penalties for violation thereof. The foregoing provision shall apply, without limitation, to compliance with the Americans with Disabilities Act and any similar state or municipal legal requirements, to the extent that any violation of such Act or other such legal requirements is due to, or required in connection with, Tenant’s employees or invitees, Tenant’s improvements to or modifications of the Premises, or Tenant’s use the Premises or the Building. Prior to occupancy, the Landlord shall warrant that the Building is currently in compliance with all laws, rules, orders and regulations, including, without limitation, all energy related requirements of federal, state and municipal authorities and with any direction of any public officers, pursuant to law. Any violations due to alterations made prior to the Tenant’s occupancy are the liability and obligation of the Landlord.

Section 13.6 Intentionally Omitted.

Section 14. Casualty and Condemnation. If a material portion of the Premises or the Building shall be destroyed or damaged by fire or other casualty, or taken by eminent domain, such that it cannot reasonably be expected that the Premises or the Building, as the ease may be, can be restored within one hundred eighty (180) days, then Landlord and Tenant shall each have the right to terminate this Lease by giving written notice to that effect to the other within thirty (30) days after such damage, destruction or taking; provided, however, that Tenant shall have such termination right only if, due to such casualty or condemnation, Tenant is no longer able to make substantial beneficial use of the Premises. If this Lease be not so terminated, Landlord shall restore the Building and the Premises as soon as reasonably possible, taking into account the time necessary to settle and obtain insurance proceeds, to the same condition as the Premises, or what may remain thereof, were in immediately prior to such damage, destruction or taking. Notwithstanding the foregoing, Landlord shall be obligated to perform such restoration only to the extent that insurance proceeds or condemnation award proceeds are available to Landlord. If such insurance proceeds or condemnation proceeds are not available in adequate amounts for such restoration then, notwithstanding anything in this Lease to the contrary, Landlord may elect to terminate this Lease. Landlord shall in no event be obligated to restore any improvements made to the Premises by Tenant. In the event of any such damage, destruction or taking there shall be an abatement of rent according to the nature and extent of the injury suffered until the Premises shall have been restored.

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Section 15. Events of Default: Landlord Remedies. If Tenant shall neglect or fail to perform or observe any of the monetary covenants, conditions or obligations on the part of Tenant herein contained or observed within ten (10) days after delivery of written notice of such default from Landlord to Tenant (provided, however, that Landlord shall not be required to deliver such notice any more frequently than twice in any twelve (12) consecutive month period); or if Tenant shall neglect or fail to perform or observe any of the non-monetary covenants, conditions or obligations on the part of Tenant herein contained or observed within thirty (30) days after delivery of written notice of such default from Landlord to Tenant (provided that if by reason of the nature of the default the same cannot be reasonably cured within said thirty (30) day period, Tenant shall not be deemed in default, if Tenant shall commence the cure within said thirty (30) day period and proceed diligently thereafter to completion but in any event within ninety (90) days); or if any petition shall be filed by or against Tenant under any bankruptcy or other insolvency law, now or hereinafter enacted, state or federal; or if the leasehold estate hereby created shall be attached or taken by legal process; or if Tenant shall make an assignment for the benefit of its creditors by way of trust mortgage, judicial proceedings, or otherwise; or if a receiver, trustee or similar officer shall be appointed to take charge of any part of Tenant’s property; then and in any of such events notwithstanding any waiver or license of any former breach and without prejudice to any other remedy which Landlord may have for arrears of rent or otherwise, Landlord may, following five (5) days’ advance written notice to Tenant, enter upon the Premises, or any part thereof, in the name of the whole, and repossess the same as of its former estate, and expel Tenant and those claiming by, through or under Tenant, and remove its or their goods and effects, forcibly if necessary, and may store the same in the name and at the expense of Tenant, and upon entry as aforesaid this Lease shall terminate. Such entry may be effected by written notice to Tenant to the same effect as actual entry for breach of condition. in the event of such termination, Tenant covenants and agrees to either (whichever Landlord shall elect) (a) indemnify and hold harmless Landlord from and against any and all loss of rent, damages and other expenses, including reasonable attorneys’ fees, brokerage, and costs of reletting incurred by Landlord by reason of such termination, from time to time, or (b) upon demand, pay to Landlord a sum equal to the amount by which the rent and other charges herein reserved for the balance of the term hereinabove specified exceeds the fair market rental value of the Premises for the balance of said term, as such fair market rental value is reasonably determined by Landlord, plus liquidated damages equal to one (1) year), which the parties stipulate is the reasonable period of time that it would take Landlord to find a replacement tenant.

Section 16. Surrender. Upon the expiration or other termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises and all alterations and additions thereto, broom clean, in good order, repair and condition, excepting only ordinary wear and use. Tenant shall remove all of its property and, to the extent required pursuant to the terms of Section 8 hereof, all alterations, additions, and improvements made by Tenant, and shall repair any damages to the Premises or the Building caused by such removal. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

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Section 17. Holding Over. Any holding over by Tenant after the expiration of the Term of this Lease shall be treated as a daily tenancy at sufferance at a Base Rent equal to 150% of the Base Rent in effect immediately prior to such expiration (prorated on a daily basis). In all other respects, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable. Nothing in this Section constitutes Landlord’s consent to any holding over, and the provisions of this Section shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law or equity.

Section 18. Subordination. Unless otherwise elected by a Mortgagee (defined below), this Lease shall be subordinate to any deed of trust, mortgage, or other security instrument, or any ground lease, master lease, or primary lease, or any other matter of record (and to any modifications, amendments, refinancings, or replacements thereof), that now covers all or any part of the Premises (the mortgagee under any such mortgage or deed of trust or other security instrument, and the lessor under any such lease, is referred to herein as the “Present Mortgagee”), or hereafter covers all or any part of the Premises (the mortgagee under any such mortgage or deed of trust or other security instrument, and the lessor under any such lease is referred to herein as the “Future Mortgagee”; the Present Mortgagee and the Future Mortgagee are hereinafter referred to, separately and collectively, the “Mortgagee”). If Mortgagee or any other party (including any purchaser at a foreclosure sale) shall succeed to the interest of Landlord by reason of the exercise of any Mortgagee’s rights under its mortgage (or the acceptance of voluntary conveyance in lieu thereof) then such successor may, at its option, to be exercised by the giving of written notice to Tenant of its desire so to do (which shall be within thirty (30) days after such expiration or sooner termination) succeed to the interest of Landlord under this Lease; and in such event, Tenant shall attorn to such successor and shall ipso facto be and become bound directly such successor in interest to Landlord to perform and observe all the Tenant’s obligations under this Lease without the necessity of the execution of any further instrument. Within fifteen (15) days of Landlord’s written request therefor, Tenant shall execute and deliver to Landlord any so-called “Subordination, Non-Disturbance and Attornment Agreement” that Landlord’s lender may require, which document shall be in the form required by such lender.

Section 19. Quiet Enjoyment. Landlord covenants that if and so long as Tenant keeps and performs each and every provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Premises from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the provisions and conditions of this Lease.

Section 20. Entire Agreement-Waiver-Surrender. This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties, and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. One or more waivers of the breach of any covenant or condition by either party shall not be construed as a waiver of a further breach of the same covenant or condition. No act or thing done by Landlord during the Term hereby demised shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord.

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Section 21. Independent Covenants-Exculpatory Clause. As a material inducement for Landlord and Tenant to enter into this Lease, both Landlord and Tenant acknowledge and agree that this Lease shall be construed as though the covenants herein between Landlord and Tenant are completely independent and not dependent and Tenant hereby expressly waives the benefit of any currently existing or hereinafter enacted statute or case law to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord or terminate this Lease as a result of Landlord’s failure to perform or refraining from performing any covenant or obligation of Landlord hereunder. Not withstanding the above tenant does not waive its right to seek damages. The term “Landlord” as used in this Lease so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the record owner or owners of the Premises at the time in question, and in the event of any transfer or transfers of title thereto, the Landlord named herein (and in the case of subsequent transfer or conveyance the then grantor) shall be automatically released from and after the date of such transfer or conveyance of all liability for the performance of any covenants or obligations of Landlord to be performed after the date of such transfer or conveyance. Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Building of which the Premises is a part, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders, employees or other principals or representatives, and the like, disclosed or undisclosed, thereof) ever be personally liable for any such liability. In no event shall Landlord (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders, employees or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential or punitive damages.

Section 22. Bills and Notices. Any notice, consent, request, bill, demand or statement hereunder by either party to the other party shall be in writing and, if received at Landlord’s or Tenant’s address, shall be deemed to have been duly given when either delivered or served personally or mailed in a postpaid envelope, certified mail, return receipt requested, deposited in the United States mails or sent by nationally recognized overnight courier, addressed as follows:

If to Landlord:

Thomas Lucivero

Lincoln Thomas Development, LLC

PO Box 40266

Providence, RI 02940

If to Tenant:

___________________

___________________

___________________

Either party may at any time change the address for such notices, consents, requests, bills, demands or statements by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed address, provided such changed address is within the United States. All bills and statements for reimbursement or other payments or charges due from Tenant to Landlord hereunder shall be due and payable in full thirty (30) days (unless herein otherwise provided) after submission thereof by Landlord to Tenant.

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Section 23. Successors and Assigns. Subject to Section 12 hereof, the covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to.

Section 24. Amendment Required by Lender. Tenant agrees that upon request by Landlord, it will execute such amendments to this Lease as Landlord’s lender may reasonably require, provided hereunder no change shall be made to the Rent, the Term of the Lease, Tenant’s Proportionate Share, or the description of the Premises.

Section 25. Miscellaneous. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provisions hereof. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the State of Rhode Island, and any action to enforce this Agreement shall be brought to the venue of Rhode Island. Tenant shall not record this Lease, nor any short form memorandum of this Lease, and any such recording shall constitute an automatic default under this Lease. Nothing herein contained shall be interpreted as creating a partnership or joint venture relationship between Landlord and Tenant, or any other legal relationship other than as Landlord and Tenant. If Tenant is comprised of more than one person or entity, then all covenants, obligations, and liabilities hereunder shall be the joint and several covenants, obligations, and liabilities of each such person and/or entity. This Lease may be executed in several counterparts and on separate signature pages, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Lease by telecopier shall be effective as delivery of an original executed counterpart. From time to time, Tenant shall furnish to any party designated by Landlord, within ten (10) days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request in writing. The submission of any draft of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless and until it has signed a copy of this Lease and delivered it to Landlord, and Landlord has signed a copy of this Lease and delivered it to Tenant. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for the Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent, not to be unreasonably withheld if such disclosure has a legitimate and reasonably necessary business purpose (in any event, Landlord may impose reasonable conditions on any such disclosure, and the consent by the Landlord to any disclosures shall not be deemed to be a waiver on the part of the Landlord of any prohibition against any future disclosure). Section I: Items 1 through 13 above are not to be revealed by Tenant to any past, present or future Tenants of 50 Amaral, LLC, a violation of this Lease provision shall be considered a material breach of the lease and grounds for termination of the Lease by the Landlord. Section Items 1 through 12 above are not to be revealed by Tenant to any past, present or future Tenants of 380 Jefferson Boulevard, Warwick, RI a violation of this Lease provision shall be considered a material breach of the lease and grounds for termination of the Lease by the Landlord.

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Section 26. Security Deposit. Tenant has paid Landlord a Security Deposit in the amount of $4,590.00 as security for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this lease. If Tenant defaults in respect to any of:the terms, provisions, covenants and conditions of this Lease, including but not limited to payment of Rent, Landlord may, but shall not be required to, use, apply or retain the whole or any part of the Security Deposit for the payment of any Rent in default or for any other sum which Landlord may expend or be required to expend by reason of Tenant’s default, including any damages or deficiencies in the reletting of the Premises, whether such damages or deficiencies accrue before or after summary proceedings or other re-entry by Landlord. if Tenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this Lease, the Security Deposit or any balance thereof, shall be returned to Tenant after the time fixed as the expiration of the herein demised term and all extensions and renewals thereof and after removal of Tenant and surrender of possession of the demised premises to the Landlord in accordance with the terms of this Lease. Whenever and as often as the amount of the Security Deposit held by the Landlord shall be diminished by the Landlord’s application thereof, Tenant, shall, within ten (10) days after notice by Landlord, remit payment sufficient to restore the Security Deposit to its original amount as set forth in this section. Tenant shall not be entitled to any interest on the Security Deposit.

Section 28. Arbitration. All actions, disputes, claims and controversies under common law, statutory law or in equity of any type or nature whatsoever, whether arising before or after the date of this Agreement, and whether directly or indirectly relating to: (a) this Agreement and/or any amendments and addenda hereto, or the breach, invalidity or termination hereof; (b) any previous or subsequent agreement between the parties; and/or (c) any other relationship, transaction or dealing between the parties (collectively the “Disputes”), will be subject to and resolved by binding arbitration pursuant to the Arbitration Rules of American Arbitration Association (‘AAA”). Any award or order rendered by the arbitrator may be confirmed as a judgment or order in any state or federal court of competent jurisdiction, which includes within the federal judicial district of the residence of the party against whom such award or order was entered. The prevailing party shall be entitled to receive from the other party its reasonable attorneys’ fees and costs.

Section 27. Exhibits. Each reference in this Lease to any of the terms contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term in such Exhibit. The following Exhibits are attached to this Lease: Exhibit “1” -- Floor Plan of the Premises; Exhibit “2” -- Tenant Rules and Regulations;

EXECUTED as of the date first above written.

LANDLORD:	Lincoln Thomas Development, LLC

By:
	Name:	Thomas Lucivero
	Title:	Managing Partner

TENANT:	Grow Generation Corporation

By:
Name:
Title:

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EXHIBIT “1”

FLOOR PLAN OF THE PREMISES

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EXHIBIT “2”

TENANT RULES AND REGULATIONS

1. Tenant shall not perform any acts or carry on any practice which may harm the common areas or be a nuisance to any other Tenant in the Building or the Property.

2. Unless Landlord shall first give its consent in writing, Tenant will not (a) interfere with the use of the common areas by any other Tenant or by the employees, agents, guests or invitees of any other Tenant, or (b) allow its employees to park their motor vehicles within any prohibited areas of the parking deck or lot so designated by the Landlord.

3. Plumbing facilities shall not be used for any purpose other than those for which they were constructed. Tenant shall be responsible for the cost to repair any and all damage resulting from the misuse of such facilities by Tenant or by its employees, agents, guests, or invitees.

4. Nothing shall be thrown or swept out of doors of the Premises onto sidewalks, entrances, or passages, courts, plazas, vestibules, stairways, corridors, or halls of the common areas.

5. No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Premises.

6. All repairs done by Tenant shall be made only according to plans and specifications and only by persons approved by Landlord. Before any repairs are made by Tenant under the Lease and/or under these Rules and Regulations are commenced, except in the case of emergency repairs, Tenant shall provide written notice to Landlord specifying the date that such repairs shall commence, the projected completion date of the repairs and the names of all persons who will be engaged in performing the repair work. Landlord shall be entitled to inspect the repair work while in progress and upon completion.

7. Any and all requests by Tenant for assistance from Landlord’s maintenance crew shall be made, in writing, to Landlord or its representative. Landlord shall, at its discretion, determine whether and at what time such repairs and maintenance shall be performed by the maintenance crew, provided however, Landlord agrees that it will not act unreasonable or arbitrarily in making such determination and shall commence all repair and maintenance work for which Landlord is responsible as soon as reasonably possible. Tenant shall reimburse Landlord, within thirty (30) days after receipt of a written statement from Landlord, for all costs incurred by Landlord in effecting repairs and maintenance at the request and on behalf of Tenant that are not the responsibility of Landlord under the Lease.

8. Canvassing, soliciting, and peddling in the Building or around the Property is prohibited and Tenant shall cooperate to prevent the same.

9. Tenant, its employees, agents, guests or invitees, shall not cause or permit any wasteful or excessive use of water, heat, gas or electricity in or about the Building or the Property.

10. Landlord reserves the right to waive any rule or regulation in any particular instance or as to any particular person or occurrence and further, Landlord reserves the right to amend or rescind any of these rules and regulations or to make, amend, and rescind new rules and regulations to the extent Landlord, in its reasonable judgment, deems suitable for the safety, care, cleanliness, and more efficient maintenance of the Building and the Property.

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